Randomized Comparison of Ibrutinib Versus Ofatumumab in Relapsed or Refractory Chronic Lymphocytic Leukemia/Small Lymphocytic Lymphoma: Results From the Phase III RESONATE™ Trial

John C. Byrd,[1] Jennifer R. Brown,[2] Susan O'Brien,[3] Jacqueline C. Barrientos,[4] Neil E. Kay,[5] Nishitha M. Reddy,[6] Steven Coutre,[7] Constantine S. Tam,[8] Stephen P. Mulligan,[9] Ulrich Jaeger,[10] Steve Devereux,[11] Paul M. Barr,[12] Richard R. Furman,[13] Thomas J. Kipps,[14] Florence Cymbalista,[15] Maria Fardis,[16] Jesse McGreivy,[16] Fong Clow,[16] Danelle F. James,[16] Peter Hillmen[17]

[1]The Ohio State University Medical Center, Columbus, OH; [2]Dana Farber Cancer Institute, Boston, MA; [3]MD Anderson Cancer Center, Houston, TX; [4]North Shore Long Island Jewish Health System, Manhasset, NY; [5]Mayo Clinic, Rochester, MN; [6]Vanderbilt-Ingram Cancer Center, Nashville, TN; [7]Stanford University School of Medicine, Stanford, CA; [8]Peter MacCallum Cancer Centre and St. Vincent's Hospital, Melbourne, Australia; [9]Royal North Shore Hospital, Sydney, Australia; [10]Medical University of Vienna, Vienna, Austria; [11]Kings College Hospital, NHS Foundation Trust Denmark Hill, London, UK; [12]University of Rochester Cancer Center, Rochester, NY; [13]Weill Cornell Medical College, New York, NY; [14]Moores UCSD Cancer Center, San Diego, CA; [15]Hôpital Avicenne, Paris, France; [16]Pharmacyclics, Inc., Sunnyvale, CA; [17]The Leeds Teaching Hospitals, St. James Institute of Oncology, Leeds, UK

Background

- Patients with CLL and SLL who experience a short response duration to initial therapy, who are elderly (age >65 years) or have del(17p) have poor outcomes and limited treatment options[1-3]
- Ibrutinib is a first-in-class, once-daily, orally administered covalent inhibitor of Bruton's tyrosine kinase[4,5]
- The FDA has approved ibrutinib for patients with MCL and CLL with 1 prior therapy based on overall response
- In relapsed or refractory CLL/SLL, single-agent ibrutinib demonstrated a 71% response rate by investigator assessment and 75% progression-free rate at 2 years[5]
- Side effects associated with ibrutinib in this single-arm study were modest, with the most frequent including diarrhea, fatigue, rash, arthralgias, bruising, and infections

BTK, Bruton's tyrosine kinase; CLL, chronic lymphocytic leukemia; MCL, mantle cell lymphoma; PFS, progression-free survival; SLL, small lymphocytic lymphoma.

1. Eichhorst B, et al. *Ann Oncol*. 2011;22:vi50-vi54. 2. NCCN Guidelines Non-Hodgkin's Lymphomas Version 2.2013. 3. Zenz T, et al. *Blood*. 2012:119:4101-4107. 4. Honigberg L, et al. *PNAS*. 2010:107:13075-13080. 5. Byrd JC, et al. *N Engl J Med*. 2013:369:1278-1279.

RESONATE™ Phase 3 Study Design


Patients with previously treated CLL/SLL
RANDOMIZE
1:1
Oral ibrutinib 420 mg once daily until PD or unacceptable toxicity n=195
IV ofatumumab initial dose of 300 mg followed by 2000 mg ×11 doses over 24 weeks n=196
Crossover to ibrutinib 420 mg once daily after IRC-confirmed PD (n=57) (August 2013)
Enrollment Dates: June 2012 – April 2013

- Stratification according to:
  - Disease refractory to purine analog chemoimmunotherapy (no response or relapsed within 12 months)
  - Presence or absence of 17p13.1 (17p del)
- At time of interim analysis, median time on study was 9.4 months

Protocol amended for crossover with support of Data Monitoring Committee and discussion with health authorities.
PD, progressive disease.

Study Objectives

- Primary Objective
  - PFS as assessed by the IRC per 2008 IWCLL criteria[1] with the 2012 clarification for treatment-related lymphocytosis[2]
- Secondary Objectives
  - Overall survival
  - IRC-assessed overall response rate[a]
  - Safety and tolerability
- Exploratory Objective
  - Investigator assessed overall response rate

[a]Confirmed responses by IRC required at least 2 CT scans performed approximately every 12 weeks per protocol.
IRC, independent review committee; IWCLL, International Workshop on CLL.

1. Hallek M, et al. *Blood*. 2008;111:5446-5456. 2. Hallek M, et al, *Blood*. 2012; e-letter, June 04, 2012

Inclusion Criteria

- Diagnosis of CLL/SLL that met published diagnostic criteria[1]
- ≥1 prior therapy
- Considered inappropriate for treatment/retreatment with purine analogs due to:
  - A short progression free interval (≤3 years) following combination chemoimmunotherapy
  - Advanced age (70 or older, or 65-69 years with comorbidities)
  - Presence of the 17p deletion
- ECOG PS 0-1
- Measurable lymph node disease (>1.5 cm) by CT scan
- ANC ≥750 cells/µL, platelets ≥30,000 cells/µL
- Adequate liver function
- Creatinine clearance ≥30 mL/min
- No warfarin or strong CYP3A/4 inhibitors

ANC, absolute neutrophil count; CT, computed tomography; ECOG PS, Eastern Cooperative Oncology Group performance status.

1. Hallek M, et al. *Blood.* 2008;111:5446-5456.

Patient Disposition

Study treatment phase disposition	Ibrutinib (N=195), %	Ofatumumab (N=196), %
Did not receive study drug	0	3
Discontinued or completed	14	97
Completion of planned treatment regimen[a]	-	61
Ongoing	86	1
Median time on study at time of analysis, mos (range)	9.6 (0.33-16.62)	9.2 (0.07-16.49)
Primary reason for discontinuation		
Progressive disease	5	19
AE/unacceptable toxicity	4	4
Patient withdrawal	1	3
Deaths	4	5
Investigator decision	1	6
Withdrawal due to a new anticancer therapy: SCT/not SCT	0/0	1/2
Other	1	4

[a]Ofatumumab treatment arm only.

AE, adverse event; SCT, stem cell transplant.

Baseline Characteristics

	Ibrutinib (N=195)	Ofatumumab (N=196)
CLL/SLL, %	95/5	96/4
Median age (range), years	67 (30-86)	67 (37-88)
Male, %	66	70
Refractory to purine analogs,[a] %	45	45
ECOG PS 1, %	59	59
Rai stage III/IV, %	56	58
Bulky disease ≥5 cm, %	64	52
Del11q, %	32	30
Del17p, %	32	33
Median (range) prior Rx, n	3 (1-12)	2 (1-13)
≥3 Prior therapies, %	53	46
Prior therapy history, %		
Alkylating agent	93	88
Bendamustine	43	37
Purine analog	85	77
Anti-CD20	94	90

[a]Defined as best response of SD or progressive disease (PD) or disease progression within 12 months of the last dose of purine analog.

- ~50% of patients had ≥3 prior therapies, including purine analogs, alkylating agents & anti-CD20 antibodies

Progression-Free Survival



Progression-Free Survival (%)
100
90
80
70
60
50
40
30
20
10
0
Ibrutinib
Ofatumumab
0
3
6
9
12
15
Months

	Ofatumumab	Ibrutinib
Median time (mo)	8.08	NR
Hazard ratio	0.215	
(95% CI)	(0.146-0.317)	
Log-rank *P* value	< 0.0001	

NR, not reached.

- Ibrutinib significantly prolonged PFS; median not reached vs. 8.1 months for ofatumumab
- 78% reduction in the risk of progression or death
- Investigator assessed PFS hazard ratio 0.133 (95% CI: 0.085-0.209) p value < 0.0001
- Richter's transformation was confirmed in 2 patients on each arm. An additional patient on the ibrutinib arm experienced disease transformation to prolymphocytic leukemia

Progression-Free Survival by Baseline Characteristics and Molecular Features

	N	Hazard ratio	95% CI
All subjects	391	0.21	(0.14-0.31)
Refractory disease to purine analogs, Yes	175	0.18	(0.10-0.32)
No	216	0.24	(0.15-0.40)
Del17p, Yes	127	0.25	(0.14-0.45)
No	264	0.19	(0.12-0.32)
Age, < 65 years	152	0.17	(0.09-0.31)
≥ 65 years	239	0.24	(0.15-0.40)
Gender, Male	266	0.22	(0.13-0.35)
Female	125	0.21	(0.11-0.40)
Rai stage at baseline, 0-II	169	0.19	(0.10-0.37)
III–IV	222	0.22	(0.13-0.35)
Bulky disease, < 5 cm	163	0.24	(0.13-0.44)
≥ 5 cm	225	0.19	(0.12-0.31)
Number of prior treatment lines, < 3	198	0.19	(0.10-0.36)
≥ 3	193	0.21	(0.13-0.34)
Del11q, Yes	122	0.14	(0.06-0.29)
No	259	0.26	(0.16-0.40)
B2-microglobulin at baseline, ≤ 3.5 mg/L	58	0.05	(0.01-0.39)
>3.5 mg/L	298	0.21	(0.14-0.33)
IgVH, Mutated	83	0.31	(0.11-0.83)
Unmutated	177	0.22	(0.13-0.38)


Favors ibrutinib
Favors ofatumumab
0.00 0.25 0.50 0.75 1.00 1.25 1.50
Hazard ratio (linear scale)

Overall Survival


Overall Survival (%)
100
90
80
70
60
50
40
30
20
10
0
0
3
6
9
12
15
18
Month
Ibrutinib (n=195, 16 events)
Ofatumumab (n=196, 33 events)

	Ofatumumab	Ibrutinib
Median time (mo)	NR	NR
Hazard ratio	0.434	
(95% CI)	(0.238-0.789)	
Log-rank *P* value	0.0049	

- Ibrutinib significantly prolonged OS compared with ofatumumab
- This represents a 57% reduction in the risk of death for the ibrutinib arm
- At the time of this analysis, 57 patients initially randomized to ofatumumab were crossed over to receive ibrutinib following IRC-confirmed PD

American Society of Clinical Oncology 2014, PCVC 1112, Byrd et al.

Overall Response to Therapy: IRC and Investigator Assessment



IRC Assessment
100
80
60
40
20
0
63%
20%
43%
32%
3%
4%
78%
10%
PR+L
PR
SD
PD
PR
SD
PD
Ibrutinib (N=195)
Ofatumumab (N=196)
Investigator Assessment
85%
2%
15%
68%
11%
1%
1%
23%
2%
21%
54%
14%
CR
PR+L
PR
SD
PD
CR
PR+L
PR
SD
PD
Ibrutinib (N=195)
Ofatumumab (N=196)

For Unknown/Missing/Not Evaluable category - ibrutinib: 3% (5/195) for both IRC and investigator; ofatumumab: 8% (15/196) for IRC and 9% (17/196) for investigator. PR, partial response; PR + L, partial response with lymphocytosis; SD, stable disease. Confirmed responses by IRC required at least 2 CT scans performed approximately every 12 weeks per protocol.

Best IRC Response without Second CT Confirmation

	Ibrutinib	Ofatumumab
Best overall response[a] % (95% CI)		
ITT (n=195, 196)	76% (69%-82%)	11% (7%-16%)
Evaluable (n=190, 181)*	78% (71%-84%)	12% (7%-17%)
50% reduction in lymph nodes[b], % (95% CI) (n=190, 174)*	92% (89%-96%)	17% (11%-23%)
Organomegaly response, % Spleen[b] (n=163, 151)*	85%	54%
Hematologic response, %		
Hemoglobin (n=88, 84)**	76%	67%
Neutrophils (n=41, 37)**	95%	92%
Platelets (n=74, 62)**	93%	71%

[a]Best response per IRC without requirement of a confirmatory assessment and inclusive of PR+L

[b]Lymph node, spleen, and liver responses are based on CT scans assessed by IRC

*Number of evaluable subjects (ibrutinib, ofatumumab) with pre- and post-baseline assessment.

**Number of subjects with cytopenia at baseline (ibrutinib, ofatumumab).

Safety: Adverse Events (≥15%) Regardless of Attribution[a]

	Ibrutinib (N=195)		Ofatumumab (N=191)	
	Any grade	Grade 3/4	Any grade	Grade 3/4
Any TEAE, %	99	51	98	39
Diarrhea	48	4	18	2
Fatigue	28	2	30	2
Nausea	26	2	18	0
Pyrexia	24	2	15	1
Anemia	23	5	17	8
Neutropenia	22	16	15	14
Cough	19	0	23	1
Thrombocytopenia	17	6	12	4
Arthralgia	17	1	7	0
Upper respiratory tract infection	16	1	10	2
Constipation	15	0	9	0
Infusion-related reaction	0	0	28	3

[a]Patients in the ibrutinib arm had a >50% longer AE reporting period than those on ofatumumab (median of treatment duration 8.6 vs. 5.3 months, respectively); there was no adjustment for exposure duration; [b]TEAE, treatment-emergent AEs reported in all patients who received study drug.

Safety Overview

Adverse event, %	Ibrutinib (N=195)	Ofatumumab (N=191)
Subjects reporting ≥1 SAE[a]	42	30
Reporting ≥1 AE grade ≥3[a]	57	47
Any infection grade ≥3	24	22
Grade ≥3 AE atrial fibrillation	3	0
Major hemorrhage[b]	1	2

[a]Exposure adjusted analysis did not demonstrate a serious AE (SAE) rate increase or any grade ≥3 AE for ibrutinib compared with ofatumumab. [b]Hemorrhagic event ≥ grade 3 or resulting in transfusion of red cells or hospitalization or any intracranial hemorrhage.

- Exposure-adjusted analysis showed no difference in any grade infection and a 40% relative reduction in grade 3/4 infections comparing ibrutinib with ofatumumab
- Any grade infusion reactions (28% vs. 0%), peripheral sensory neuropathy (13% vs. 4%), urticaria (6% vs. 1%), night sweats (13% vs. 5%), and pruritus (9% vs. 4%) were more common with ofatumumab
- Frequencies of renal complications and increases in creatinine were similar for both arms

Safety: Atrial Fibrillation and Bleeding-Related Adverse Events

- Atrial fibrillation of any grade, was noted more frequently in patients receiving ibrutinib (n=10) compared with ofatumumab (n=1)
  - Led to discontinuation of ibrutinib in only 1 patient; patients were ≥60 years old (median age 73); most had predisposing risk factors (a prior history of atrial fibrillation or occurrence in the setting of a pulmonary infection)
- Bleeding-related AEs of any grade, most commonly petechiae, and including ecchymoses, were more common with ibrutinib than with ofatumumab (44% vs. 12%)
  - The vast majority of ibrutinib events were grade 1
  - No difference in severe/major bleeding events (reported in 2 patients randomized to ibrutinib and 3 patients receiving ofatumumab, including 1 ibrutinib patient with a subdural hematoma)
  - Only 1 patient discontinued ibrutinib due to a bleeding AE
  - 37% of patients on the ibrutinib arm and 28% of patients on the ofatumumab arm received either concomitant anti-platelets (excluding NSAIDS) or anticoagulants

1. Farooqui M, et al. ASH 2012; abstract 1789.

Conclusions

- Ibrutinib significantly improves PFS, OS, and response as compared with ofatumumab
- The impact of ibrutinib on PFS was observed irrespective of baseline clinical characteristics or molecular features including the high-risk del17p and purine-refractory subgroups
- Investigator assessed PFS is consistent with the Phase II results
- OS benefit was observed despite crossover of 57 patients after IRC-confirmed progression
- Toxicities were manageable and did not frequently result in dose reduction (4%) or treatment discontinuation (4%), with 86% continuing ibrutinib
- This study validates ibrutinib as an effective new single-agent therapy for CLL/SLL patients

Acknowledgments

- The patients and their families, without whose support this trial would not have been possible
- The independent data monitoring committee
- The independent review committee
- The many employees at Pharmacyclics who coordinated this trial and the support companies that worked with them
- The Regulatory Agencies who provided input into the design of this trial and input into development of Ibrutinib in CLL
- The many funding agencies (NCI, LLS) who have supported development of Ibrutinib in CLL

Acknowledgments

- The investigators[a], study coordinators, study team, and nurses who treated the patients

[a]Peter Hillmen, Jennifer Brown, Susan O'Brien, Jacqueline Barrientos, Neil Kay, Nishitha Reddy, Steven Coutre, Constantine Tam, Stephen Mulligan, Ulrich Jaeger, Steve Devereux, Paul Barr, Richard Furman, Thomas Kipps, Florence Cymbalista, Chris Pocock, Patrick Thornton, Federico Caligaris-Cappio, Tadeusz Robak, Julio Delgado, Stephen Schuster, Marco Montillo, Anna Schuh, Sven de Vos, Devinder Gill, Adrian Bloor, Claire Dearden, Carol Moreno, Jeff Jones, John Pagel, Richard Frank, Gavin Cull, Gabriel Etienne, Gianpietro Semenzato, Chris Fegan, Chris Fox, Mike Hamblin, Renate Walewska, Andrew Pettitt, Rajat Bannerji, Michael Williams, Olivier Tournhilac, Xavier Troussard, Sophie De Guibert, Andrzej Hellmann, Jose Antonio García Marco, Andrew Duncombe, Robert C. Hermann, Heinz Ludwig, Sonja Burgstaller, Werner Linkesch, Pierre Feugier, Beatrice Mahe, Armando Santoro, Roberto Marasca, Pau Abrisqueta, Michael O'Dwyer, Charles Schiffer, Maqbool Ahmed, Euardo Miranda, Richard Greil, Therese Aurran-Schlenitz, Phillipe Genet, José Rifón Roca, José Francisco Tomás Martínez, Elisabeth Vandenberghe.